Exhibit 99

SEARCHLIGHT MINERALS CORP. TO SEEK INDEPENDENT
VERIFICATION OF PRECIOUS METALS CIRCUIT AT
CLARKDALE SLAG PROJECT

INTERNAL AND PRELIMINARY GOLD EXTRACTION RATES APPEAR TO SUPPORT THE ECONOMIC VIABILITY OF THE COMPANY’S INITIAL PRODUCTION MODULE

HENDERSON, Nevada (April 22, 2009) -- Searchlight Minerals Corp. (OTCBB: SRCH) (the “Company”), an exploration stage minerals company focused on the acquisition and development of projects in the southwestern United States, is pleased to provide the following update on activities at its Clarkdale Slag Project in Clarkdale, Arizona.

Since the Company received all regulatory approval for the operation of its initial production module in January 2009, the Company has been testing the operation of the major equipment components and processing circuits within its 100 to 250 ton-per-day production module.  The Company has focused on optimizing the results of operations of its precious metals circuit for the extraction of gold and silver.

“Our initial goal has been to achieve consistent levels of gold and silver extraction from pregnant solution and resins that would support the economic feasibility of a commercial production facility,” stated Ian McNeil, Chief Executive Officer of the Company.  “I am pleased to report that we have made progress in this regard.  Our internal laboratory testing has reflected consistent levels of extractable precious metals in pregnant leach solutions from the Clarkdale slag material.  We believe that we can improve extraction rates further by optimizing the grind, the chemical characteristics of the leach solutions and the amount of residence time required for maximum grind and leach efficiency.”

“Our crews have been running the precious metals circuit for several weeks, and we have started to internally generate consistent levels of extractable precious metals, including gold and silver, on a repetitive basis.  We have also commissioned tests by independent and unaffiliated external laboratories to test and analyze the pregnant leach solutions for precious metals content.  Although not final, the external labs have verbally and preliminarily indicated to us that they have achieved similar results to our internally generated findings.”

The Company is also commencing an additional analytical check of producing physical precious metals by fuming the loaded resins to calculate extractable precious metals.  “We intend to use both analytical methods in order to evaluate our internal results through the testing by independent laboratories, and to compare the results to the previous chain-of-custody certification of the gold grade of the slag pile,” added McNeil.

“Based upon the preliminary results of the tests conducted by these laboratories, the Company has now reached the stage where it will soon engage an independent engineering firm to analyze the internal operating results of the gold circuit, which we believe comprises the majority of the potential value of the entire Clarkdale Project,” continued McNeil.  “We will ask the independent engineers to determine (1) that gold can be recovered from the slag using our process and (2) the amount of troy ounces of gold recoverable per ton of slag.  This independent evaluation process will be conducted in accordance with chain-of-custody standards.  If these prospective independent studies validate our preliminary internal results, we believe that we will have a better understanding of how to pursue the next milestones in the achievement of our strategic business goals.”

Current Operations

The Clarkdale facility is currently operating twenty-four hours a day, seven days a week, in order to optimize the efficiency of the first production module.  The team at Clarkdale processes material daily through the crushing and grinding circuits, with the output from the vibratory grinder then delivered to the Company’s on-site laboratory for leaching and metals extraction analysis.  Full-scale leaching is also underway, and the chlorine dioxide generator, a chemical feed to the leach circuit, has been installed and is fully functional.  Currently, the ‘pregnant’ leach solution is being routed through a state-of-the-art series of Ion Exchange (IX) recovery columns that are designed to extract gold and silver from solution and load the metals on chelating resins with an affinity for only precious metals.

“Our primary emphasis, to date, has been upon the optimization of the crushing and grinding circuit, since a proper grind is critical to the liberation of the sub-micron gold and silver particles from tiny vienlets within the slag material,” continued McNeil.  “Feed material must be properly ground and slurried into the leaching tanks, where precious and base metals are dissolved into solution.  Upon exiting the series of six agitator tanks in the leaching circuit, the remaining solids are removed in a filtration system, leaving a ‘pregnant solution’ from which the metals can be extracted in the IX recovery columns.”

“During the ‘shakedown’ process that has been underway since January, we have encountered a variety of challenges and delays not uncommon to the start-up phase of any complex production process designed to operate on a continuous basis.  For example, the failure of a heavy-duty mount beneath the 50-ton vibratory grinder curtailed operations during February, and while the manufacturer replaced the component under warranty as soon as possible, we lost approximately two weeks of valuable grinding time as a result.  All components of the grinding circuit have been operating efficiently since that time, and we have made progress in perfecting the grind and evaluating resonance times in the grinder.”

“We have experienced and overcome certain challenges within our leach circuit, where the agitators, which are critical to the leach process, had to be altered during the scale-up period.  We were also faced with some water balance issues following the addition of certain chemicals to the circuit.  Additionally, we have altered the filtration circuit to accommodate the very fine material.  We expect to encounter other challenges as we progress towards continuous plant operations, and I am confident in our team’s ability to address such issues on a timely basis as they arise.”

“Even though the Project has taken longer than any of us desired or expected, management and our technical team of advisors are very pleased with the results that have been achieved.  The Company will be very active as we complete the independent verification of the precious metals circuit and continue our progress towards running the plant on a continuous basis once the base metal extraction circuits are commissioned.”

“It is important to recognize that commissioning of the base metals circuits for the extraction of copper and zinc should be forthcoming on a timely basis.  During the start-up of the gold circuit, the Company had to commission the crushing, grinding, leaching, filtering and extraction processes.  Start-up of the base metals circuit begins with the pregnant solution and focuses on a two-stage extraction process comprised of Ion Exchange resin extraction and the electrowinning (EW) of plated metals.  All of the major equipment components have been installed in the EW building, which is located adjacent to our primary production facility.”

“Once the EW circuit has been commissioned and optimized, we believe the Company will be able to start extracting copper and zinc from pregnant solutions and operating the entire production module on a continuous basis.  The final two steps will involve a feasibility study of the entire plant and assuming adequate sources of financing are available, we anticipate expanding capacity by adding multiple production modules,” concluded McNeil.

About Searchlight Minerals Corp.

Searchlight Minerals Corp. is a minerals exploration company focused on the acquisition and development of projects in the southwestern United States.  The Company is currently involved in two projects:  (1) the Clarkdale Slag Project, located in Clarkdale, Arizona, is a reclamation project to recover precious and base metals from the reprocessing of slag produced from the smelting of copper ores mined at the United Verde Copper Mine in Jerome, Arizona; and (2) the Searchlight Gold Project, which involves exploration for precious metals on mining claims near Searchlight, Nevada.  The Clarkdale Project is the more advanced of two ongoing projects that the Company is pursuing.  The Searchlight Gold Project is an early-stage gold exploration endeavor on 3,200 acres located approximately 50 miles south of Las Vegas, Nevada.

Searchlight Minerals Corp. is headquartered in Henderson, Nevada, and its common stock is listed on the OTC Bulletin Board under the symbol “SRCH”.  Additional information is available on the Company's website at www.searchlightminerals.com and in the Company’s filings with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This Press Release may contain, in addition to historical information, forward-looking statements. Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading “Risk Factors” and elsewhere in the Company’s periodic filings with the U.S. Securities and Exchange Commission.  When used in this news release, the words such as "could,” “plan”, "estimate", "expect", "intend", "may", "potential", "should", and similar expressions, are forward-looking statements. The risk factors that could cause actual results to differ from these forward-looking statements include, but are not restricted to the Company’s limited operating history, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company’s planned geological or other work programs, uncertainty of estimates of mineralized material, operational risk, environmental risk, financial risk, currency risk and other statements that are not historical facts as disclosed under the heading “Risk Factors” and elsewhere in the Company’s periodic filings with securities regulators in the United States.  Consequently, risk factors including, but not limited to the aforementioned, may result in significant delays to the projected or anticipated production target dates.

Contact Information:

Carl Ager, Vice President at (702) 939-5247 or via email at ir@searchlightminerals.com
or
RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com